                                                                    EXHIBIT 10.5

                                 RESONATE INC.
             FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

     THIS FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT (the "Agreement") is entered into effective as of July 6, 2000, by and among Resonate Inc., a California corporation (the "Company"), the persons identified on Exhibit A attached hereto, (the "Purchasers" or the "Series F Holders")) and the
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Series A Holders, Series B Holders, Series C Holders, Series D Holders and
Series E Holders (as defined below) as identified on Exhibit B attached hereto.
                                                     ---------

                                   RECITALS
                                   --------

     WHEREAS, the Company has previously issued shares of Series A Preferred Stock (the "Series A Shares") and the holders thereof (the "Series A Holders") are parties to that certain Series A Preferred Stock Purchase Agreement dated September 26, 1996, the Series A Preferred Stock Purchase Agreement dated November 6, 1996, or the Series A Preferred Stock Purchase Agreement dated January 20, 1997 (the "Series A Agreements"); and the Company has previously issued shares of Series B Preferred Stock (the "Series B Shares") and the holders thereof (the "Series B Holders") are parties to that certain Series B Preferred Stock Purchase Agreement dated April 24, 1997 (the "Series B Agreement"); and the Company has previously issued shares of Series C Preferred Stock (the "Series C Shares") and the holders thereof (the "Series C Holders") are parties to the Series C Preferred Stock Purchase Agreement dated June 25, 1998, the Series C Preferred Stock Purchase Agreement dated July 1, 1998 or the Series C Preferred Stock Purchase Agreement dated July 15, 1998 (the "Series C Agreements"); and the Company has previously issued shares of Series D Preferred Stock (the "Series D Shares") and the holders thereof (the "Series D Holders") are parties to the Series D Preferred Stock Purchase Agreement dated June 22, 1999 (the "Series D Agreement"); and the Company has previously issued shares of Series E Preferred Stock (the "Series E Shares") and the holders thereof (the "Series E Holders") are parties to the Series E Preferred Stock Purchase Agreement dated March 28, 2000; and

     WHEREAS, the undersigned Series A Holders, Series B Holders, Series C Holders, Series D Holders and Series E Holders intend that this Agreement supersede and replace in its entirety that certain Fourth Amended and Restated Investors Rights Agreement dated March 28, 2000; and

     WHEREAS, the undersigned Purchasers who hold shares of the Company's Series F Preferred Stock and/or Common Stock issued upon conversion thereof (the "Series F Shares") (the Series A Shares, the Series B Shares, the Series C Shares, the Series D Shares, the Series E Shares and the Series F Shares are each separately and collectively, a "Series") want to accept the rights created pursuant hereto; and

     WHEREAS, the Series A Shares, the Series B Shares, the Series C Shares, the Series D Shares, the Series E Shares and the Series F Shares are sometimes referred to herein collectively as the "Preferred Shares."

     NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto further agree as follows:

                                   AGREEMENT
                                   ---------

     1.   Registration Rights.
          -------------------

          1.1  Definitions.  As used in this Agreement, the following terms
               -----------
shall have the following respective meanings:

               (a) The terms "register," "registered" and "registration" refer to (i) a registration of an offering of securities effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement and
(ii) the qualification or compliance of such offering of securities under applicable state blue-sky laws, and the filing of all necessary amendments or undertakings therefor.

               (b) The term "Registrable Securities" means (i) any and all shares of Common Stock of the Company issued upon conversion of the Preferred Shares or upon exercise of that certain warrant to purchase 131,839 shares of Preferred Stock issued to Intel Corporation on June 25, 1998 or upon exercise of that certain warrant to purchase up to 100,000 shares of Common Stock to be issued by the Company to a corporate partner, no later than April 30, 2000; (ii) any and all shares of stock issued or issuable in lieu of any of the stock referred to in clause (i) in any reorganization; and (iii) any and all shares of stock issued (or issuable upon the conversion or exercise of warrants, options or any other security which is issued) in respect of any of the stock referred to in clauses (i) and (ii) as a result of a stock split, stock dividend, recapitalization or the like; provided that, in every case, particular shares of any of the foregoing shall cease to be Registrable Securities once they have been sold in any public offering.

               (c) The terms "Series A Registration Right Securities," "Series B Registration Right Securities," "Series C Registration Right Securities," "Series D Registration Right Securities," "Series E Registration Right Securities," and "Series F Registration Rights Securities" mean, as applicable to the appropriate Series, or "Registration Right Securities" as applicable to the Series A, Series B, Series C, Series D, Series E and Series F Registration Right Securities collectively, (i) the Series A Shares, Series B Shares, Series C Shares, Series D Shares, Series E Shares or Series F Shares separately or collectively as applicable; and (ii) any and all Registrable Securities issued in respect of the foregoing. Whenever any provision in this Agreement refers to a majority, percentage, proportion, number or amount of the Registration Right Securities, the calculation is to be made and determined as if all securities of the applicable Series or all Series collectively, as applicable, that might be converted into or exercised to obtain Registrable Securities had been converted and/or exercised for the full number of Registrable Securities obtainable.

               (d) The terms "Holder" or "Holders" means any person or persons who hold Registration Right Securities and each person to whom Registration Right Securities were originally issued or who is a qualified transferee under
Section 1.10 (Transfer of Registration Rights below).

               (e) The term "Initiating Holders" means any Holders of not less than 20% of the Registration Right Securities then outstanding or a lesser percentage if the anticipated aggregate offering price of the securities to be registered exceeds $10,000,000.

               (f) The term "Participating Holders" means any Holder or Holders who have, by proper notice, requested inclusion of Registrable Securities of the applicable Series in the relevant public offering and who have, if applicable, agreed to participate in any related underwriting.

               (g)  The term "SEC" means the Securities and Exchange Commission.

               (h) The term "Securities Act" means the Securities Act of 1933, as amended or any similar successor Federal statute and the rules and regulations thereunder, all as of the same shall be in effect from time to time.

               (i) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended or any similar successor Federal statute and the rules and regulations thereunder, all as of the same shall be in effect from time to time.

               (j) The term "public offering" means a registered offering of the Company's securities to the general public (other than an offering covered by a registration statement relating solely to a sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a transaction within the scope of Rule 145 promulgated under the Securities Act). The first firm commitment public offering of the Company's securities, underwritten by a nationally-known underwriter, with net proceeds to the Company of $20,000,000 or more and at a price per share of $9.00 or higher is termed the "Initial Public Offering."

          1.2  Demand Registration

               (a)  Request for Registration.  If the Company receives from
                    ------------------------
Initiating Holders at any time or times not earlier than (i) three years after July 6, 2000 or (ii) six months after the effective date of the first registration statement filed by the Company covering an underwritten public offering of any of its securities to the general public, a written request that the Company register Registrable Securities equivalent to at least twenty percent (20%) of the aggregate number of Registration Right Securities then outstanding, or a lesser percentage if the anticipated aggregate offering price of the Registrable Securities to be registered, net of standard underwriting discounts, is no less than $10,000,000, the Company will:

                    (i) promptly give written notice of the proposed registration to all other Holders; and

                    (ii) as soon as practicable, use its best efforts to register such securities as requested and to facilitate the sale and distribution of the Initiating Holders' Registrable Securities as specified in such request, together with the Registrable Securities of any Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company.

     Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect such registration pursuant to this Section 1.2 (Demand Registration) in the following instances:

                         (A)  If the registration would become effective within
180 days following the effective date of a public offering by the Company of its securities for its own account;

                         (B)  in any particular jurisdiction in which the
Company would be required to execute a general consent to service of process unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act; or

                         (C)  after the Company has effected two (2)
registrations pursuant to subsection 1.2(a) and such registrations have been declared or ordered effective.

     Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities requested to be registered as soon as practical, but in any event within 90 days after receipt of the request of the Initiating Holders. If the Company furnishes to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for a registration statement to be filed at the time requested, the Company shall have an additional period of not more than 90 days after the expiration of the initial 90 day period within which to file the registration statement;
provided, however, that the Company may not utilize this right more than once in any twelve-month period.

               (b)  Underwriting.  If the Initiating Holders intend to
                    ------------
distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to Section 1.2(a) (Request for Registration). The Company shall include such information in the written notice referred to in Section 1.2(a)(i). In such event, the underwriters shall be selected by the Company and must be reasonably acceptable to a majority in interest of the Initiating Holders. The right of any Holders to registration pursuant to this Section 1.2 (Demand Registration) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Participating Holders and such Holders) to the extent provided herein. The Company and all Holders registering securities shall enter into an underwriting agreement in customary form with the underwriters. Notwithstanding any other provision of this Section
1.2 (Demand Registration), if the underwriters advise the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all Holders of Registration Right Securities. The number of shares of Registrable Securities that may be included in the registration and underwriting shall be reduced in proportionate amounts of each Series as the underwriters require and shall be allocated among the Participating Holders in proportion, as nearly as practicable, as the respective amounts of Registration Right Securities then held by each Participating Holder bears to the total number of Registration Right Securities held by all Participating Holders. If any of the Participating Holders disapproves of the terms of the underwriting, such Holders may elect to withdraw therefrom by written notice to the Company, the underwriter and the other Participating Holders. Any Registrable

Securities which are excluded from the underwriting by reason of the underwriters' marketing limitation or withdrawn from such underwriting at the request of the Holders thereof shall be withdrawn from such registration.

          1.3  Company Registration.
               --------------------

               (a)  Registration.  If the Company shall determine to register
                    ------------
any of its securities for its own account, the Company will:

                    (i) promptly give to each of the Holders written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                    (ii) include in such registration, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holders, except as limited under Section 1.3(b) (Underwriting) below.

     Notwithstanding the foregoing, the Company shall not be required to notify Holders or include Registrable Securities in any registration (i) relating solely to employee stock option or purchase plans on Form S-1, S-3 or S-8, (ii) relating solely to a transaction within the scope of Rule 145 on Form S-4, or
(iii) on any other form (other than Form S-1, S-2, S-3, SB-1 or SB-2, or their successor forms) or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration statement covering a registration pursuant to Section 1.2 (Demand Registration) above.

               (b)  Underwriting.  If the registration of which the Company
                    ------------
gives notice is for a public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to
Section 1.3(a)(i). In such event the right of any Holders to registration pursuant to Section 1.3 (Company Registration) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriters selected by the Company. Notwithstanding any other provision of this Section 1.3 (Company Registration), if the underwriters determine that marketing factors require a limitation of the number of shares to be underwritten, the underwriters and the Company may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting; provided, however, that no Registrable Securities shall be so excluded unless there are first excluded all other securities proposed to be included in such registration (other than securities registered for the account of the Company); and further provided that, except in the Company's first underwritten public offering, the Registrable Securities to be included in such registration may not be limited to less than 25% of the total number of securities to be included in such registration. In the event of any such limitation of the number of shares to be underwritten, the Company shall so advise all Participating Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Participating Holders in proportion, as nearly as practicable, as the respective amounts of Registration Right Securities then held by each Participating Holder bears to the total number of Registration Right Securities held by all Participating Holders. If any Participating Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are withdrawn from registration, the Company may offer to all other Holders offering Registrable Securities in the registration the right to include additional securities in the registration, with such shares being allocated on a pro rata basis among the Holders.

          1.4  Form S-3.  Following the Company's Initial Public Offering, the
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Company shall use its best efforts to become eligible to register offerings of securities on SEC Form S-3 or its successor form. After the Company has qualified for the use of Form S-3, Holders of Registrable Securities then outstanding shall have the right to request registration on Form S-3 (which request shall be in writing and shall state the number of shares of Registrable Securities to be registered and the intended method of disposition of shares by such Holders); provided that no more than one such registration must be effected during any twelve-month period and no more than a total of four such registrations must be effected.

     Notwithstanding the foregoing:

               (a) The Company shall not be required to effect a registration pursuant to this Section 1.4 (Form S-3) within 180 days of the effective date of any registration pursuant to this Section 1.4 (Form S-3), Section 1.2 (Demand Registration) or Section 1.3 (Company Registration) above within the same calendar year as the last registration pursuant to this Section 1.4 (Form S-3).

               (b) The Company shall not be required to effect a registration pursuant to this Section 1.4 (Form S-3) unless the Holders requesting registration propose to dispose of Registrable Securities having an anticipated aggregate price to the public (before deduction of underwriting discounts and expenses of sale) of at least $500,000; and

               (c) The Company shall have the right to defer filing a registration statement pursuant to this Section 1.4 (Form S-3) for a period of up to 120 days following the requested filing date if the Company furnishes to the Holders requesting registration a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Company's Board of Directors it would be seriously detrimental to the Company and its shareholders for a registration statement to be filed at the time requested; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

     The Company shall give written notice to all Holders of record of the receipt of a request for registration pursuant to this Section 1.4 (Form S-3) and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of Section 1.2(b) (Underwriting) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holders thereof for purposes of disposition.

          1.5  Expenses of Registration.  All expenses incurred in connection
               ------------------------
with any registration pursuant to this Section 1 (Registration Rights), including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company, the reasonable fees and expenses of one special counsel for all Participating Holders and expenses of any special audits incidental to or required by such registration, shall be borne by the Company except as follows:

               (a) The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 1.2 (Demand Registration), the request for which has been subsequently withdrawn by a majority in interest of the Participating Holders of the applicable Series requesting such registration, unless the requested registration is withdrawn due to a change in market conditions or a material change in the Company or its business of which the Participating Holders of the applicable Series requesting such registration were previously unaware.

               (b) The Company shall not be required to pay underwriters' fees, discounts, commissions or transfer taxes relating to Registrable Securities.

     All expenses of any registered offering not otherwise borne by the Company shall be borne pro rata among the Participating Holders of the applicable Series (and the Company and other holders selling securities in the offering) on the basis of the number of shares registered.

          1.6  Registration Procedures. In the case of each registration
               -----------------------
effected by the Company pursuant to this Agreement, the Company will keep each Participating Holder advised in writing as to the initiation of registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in Section 1.5 (Expenses of Registration), at its expense the Company will:

               (a) Prepare and file with the SEC a registration statement with respect to the offering of such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of a majority in interest of the Participating Holders keep such registration statement effective for up to 120 days.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Participating Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of their securities covered by such registration statement.

               (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Participating Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Participating Holder shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Participating Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all Registrable Securities covered by such registration statement to be listed on each securities exchange or authorized for quotation on each automated quotation system on which similar securities issued by the Company are then listed or authorized for quotation.

               (h) Provide a transfer agent and registrar and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i) Furnish, at the request of any Participating Holder, on the date that the securities are delivered to the underwriters for sale in connection with a registration being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Participating Holders and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

               (j) In the event of any underwritten public offering, cooperate with the Participating Holders, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the Participating Holders or the underwriters in connection therewith, and participate, to the extent reasonably requested by the managing underwriter for the offering or the Participating Holders, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in "roadshow" meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company.

          1.7  Indemnification.
               ---------------

               (a)  By the Company.  The Company will indemnify each Holder of
                    --------------
Registrable Securities with respect to which registration has been effected pursuant to this

Agreement, each of its officers, directors and partners, each person controlling such Holders within the meaning of the Securities Act, each underwriter of offerings effected pursuant to this Agreement, if any, and each person who controls any such underwriter within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law in connection with any such registration. The Company will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after such expense is incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.7(a) (By the Company) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company expressly for use in connection with such registration by any such Holder, officer, director, partner, underwriter or controlling person.

               (b)  By the Holders.  Each Holder will, as to each registration
                    --------------
in which such Holder is a Participating Holder, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, and such Holders, directors, officers, partners, persons and underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, that (i) the indemnity agreement contained in this Section 1.7(b) (By the Holders) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld) and (ii) that the total amount for which any Holder shall be liable under this

Section 1.7(b) (By the Holders) shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

               (c)  Indemnification Procedures.  Each party entitled to
                    --------------------------
indemnification under this Section 1.7 (Indemnification) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party proposed to conduct the defense of such claim or litigation shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's election and expense; provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless (and only to the extent that) such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses of such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by counsel for the Indemnifying Party in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to all Indemnified Parties of a release from all liability in respect to such claim or litigation.

     If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, in connection with the statement or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable consideration. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          1.8  Information by Holders.  Any Participating Holders shall promptly
               ----------------------
furnish in writing to the Company such information regarding such Holders and the distribution proposed by such Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

          1.9  Rule 144 Reporting.  With a view to making available to Holders
               ------------------
the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act ("Rule 144"), from and after 90 days after the effective date of the registration for the first public offering of the Company;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

               (c) so long as a Holder owns any Registration Right Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days after the effective date of the registration statement filed by the Company for the first public offering) and the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents filed with the SEC by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.


          1.10 Transfer of Registration Rights.  Each Holder's rights to cause
               -------------------------------
the Company to register their Registrable Securities and to keep information available, granted to them by the Company under this Section 1 (Registration Rights), may be assigned to a transferee or assignee who (a) receives all of the Registration Right Securities originally purchased by any transferring or assigning Holders or (b) receives Registration Right Securities which, upon full exercise and conversion, represent the right to obtain at least 50,000 shares of Registrable Securities (as adjusted for stock dividends, stock split, recapitalizations and the like); provided that the Company is given written notice by such Holders at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned; and provided further that, upon request by the Company, such permitted transferee or assignee executes a counterpart to this Agreement. The Company may prohibit the transfer of any Holder's rights under this Section 1.10 (Transfer of Registration Rights) to any proposed transferee or assignee who the Company reasonably believes is a competitor of the Company. Notwithstanding any provision of this Section 1.10, such rights may be assigned by a Holder to a limited partner, general partner or any "affiliate" (as that term is defined in Rule 405 under the Securities Act) of a Holder at any time and without regard to any minimum number of Shares transferred requirement.

          1.11 "Market Stand-Off" Agreement.  Each Holder hereby agrees that,
                ---------------------------
during the period of duration (not to exceed 180 days) specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of the first registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that such agreement shall not be required unless all executive officers, directors and the other Holders enter into similar agreements.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

          1.12  Termination of Registration Rights.  The obligations of the
                ----------------------------------
Company pursuant to this Section 1 (Registration Rights) shall terminate with respect to all Holders seven (7) years from the effective date of the Initial Public Offering; provided, however, that prior to such time a Holder shall not
                 --------  -------
be entitled to exercise its registration rights hereunder if (i) the Company is then providing current public information within the meaning of Rule 144(c)(1),
(ii) such Holder is able to sell under Rule 144 during a 3-month period all of the remaining Registrable Securities issued or issuable to such Holder, and
(iii) such Holder holds less than one percent (1%) of the Company's outstanding stock.

          1.13  Other Registration Rights.  The Company must have the written
                -------------------------
consent of Holders of a majority of the Registration Right Securities before it may grant (a) any rights to require the Company to register securities (other than "piggyback" registration rights) or (b) any "piggyback" registration rights superior to or on a parity with the rights granted pursuant to Section 1.3 (Company Registration) hereof.

     2.   Holders' Right of First Offer.
          -----------------------------

          2.1   Right.  The Company hereby grants to each Holder, on the terms
                -----
set forth in this Section 2 (Holders' Right of First Offer), the first right to purchase such Holders' pro rata share (or any part thereof) of all Equity Securities (as defined in Section 2.7 (Equity Securities)) which the Company may from time to time desire to issue on the same terms as the Company is willing to sell such Equity Securities to any other person. Each Holder's pro rata share of the Equity Securities shall be equal to the percentage of the outstanding shares of common equivalents of the Company held by such Holder on the date of the Company's written notification referred to in Section 2.2 (Notice; Over-Allotment) below. For purposes of this Section 2.1 (Right), the "common equivalents" of the Company shall include all shares of common stock issuable upon conversion or exercise of any securities convertible into or exercisable for shares of Common Stock of the Company, including but not limited to any shares of Preferred Stock.

          2.2   Notice; Over-Allotment.  Prior to any sale or issuance by the
                ----------------------
Company of any Equity Securities, the Company shall notify each Holder in writing of its intention to sell and issue such securities, setting forth the terms under which it proposes to make such sale. Within 20 days after receipt of such notice, each Holder shall notify the Company whether it elects to exercise its right to purchase such Holder's full pro rata share (or any part thereof) of the Equity Securities so offered. If the Holder elects to purchase such Holder's full pro rata share ("Electing Holder"), then such Electing Holder shall have a right of over-allotment such that if any other Holder fails to purchase such other Holder's full pro rata share of the Equity Securities, the Electing Holder may purchase, on a pro rata basis with other Electing Holders, that portion of the Equity Securities (the

"Remaining Securities") which such other Holder elected not to purchase. Each such Electing Holder shall specify in its notification to the Company whether it also elects to purchase its pro rata portion of the Remaining Securities, if any.

          2.3  Failure to Notify.  After expiration of all notice periods
               -----------------
specified in Section 2.2 (Notice; Over-Allotment) above, the Company may, during a period of 90 days following the end of such notice periods, sell and issue such Equity Securities as to which the Holders do not indicate a desire to purchase to other persons, upon terms and conditions not less favorable to the Company than those set forth in the notice to the Holders. In the event the Company has not sold the Equity Securities within said 90 day period, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Holders in the manner provided above.

          2.4  Payment.  If a Holder gives the Company notice that such Holder
               -------
desires to purchase any of the Equity Securities offered by the Company, payment for the Equity Securities shall be by check or wire transfer against delivery of the Equity Securities at the executive offices of the Company within 10 days after giving the Company such notice, or, if later, the closing date for the sale of such Equity Securities proposed by the Company. The Company and any affected Holder shall take all such action as may be required by any regulatory authority in connection with the exercise by a Holder of the right to purchase Equity Securities as set forth in this Section 2 (Holders' Right of First Offer).

          2.5  Limitations on Right.  The right of first offer contained in this
               --------------------
Section 2 (Holders' Right of First Offer) shall not apply to (a) Equity Securities issuable upon conversion of the Preferred Shares; (b) the issuance by the Company of Equity Securities to directors, employees, consultants, equipment lessors, licensors of technology to the Company, financial institutions or other vendors of the Company pursuant to arrangements, contracts or plans approved by the Company's Board of Directors, including the affirmative vote of a majority of the directors elected by the holders of the Series B Preferred Stock; (c) the issuance of Equity Securities pursuant to the acquisition of all or part of another corporation by merger, other reorganization or otherwise, or by the purchase of all or substantially all of the assets of, such other company (including Equity Securities issued or issuable to persons formerly employed by such other company and subsequently hired by the Company); (d) Equity Securities issued pursuant to a stock split, stock dividend or recapitalization or the like; or (e) Equity Securities offered pursuant to an Initial Public Offering.

          2.6  Termination.  The right of first offer contained in this Section
               -----------
2 (Holders' Right of First Offer) shall terminate (a) upon the closing of any merger or consolidation of the Company with any other corporation in which more than 50% of the voting control of the resulting entity is held by or transferred to third parties or (b) immediately prior to the closing of the Initial Public Offering of the Company.

          2.7  Equity Securities.  The term "Equity Securities" shall mean (a)
               -----------------
the Company's equity securities; (b) rights, options or warrants to subscribe for, purchase or otherwise acquire any equity security of the Company; (c) any security convertible into or exchangeable for any of the foregoing; and (d) any agreement or commitment to issue any of the foregoing.

          2.8  Waiver of Rights.  The Series A Holders, Series B Holders, the
               ----------------
Series C Holders, the Series D Holders and the Series E Holders, by the execution of holders of a majority in interest of each of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, hereby (i) acknowledge and agree that this Agreement replaces and supersedes the Fourth Amended and Restated Investor Rights Agreement dated as of March 28, 2000 (the "Series E Rights Agreement"), and (ii) waive the provisions of Section 2 contained in the Series E Rights Agreement as such provisions apply to the issuance and sale of the Series F Shares offered pursuant to that certain Series F Preferred Stock Purchase Agreement dated of even date herewith (the "Series F Agreement").

     3.   Information Rights
          ------------------

          3.1  Right to Inspect Records.  So long as a Holder holds (i) at least
               ------------------------
50,000 shares of the Series F Shares originally issued, (ii) at least 50,000 shares of the Series E Shares originally issued, (iii) at least 50,000 shares of the Series D Shares originally issued, (iv) at least 50,000 shares of the Series C Shares originally issued, (v) at least 74,074 shares of the Series B Shares originally issued, or (vi) at least 50,000 shares of Series A Preferred originally issued, such Holder will have the right to inspect the corporate and financial records of the Company subject to reasonable limitations, in the judgment of the Company, on the frequency and manner of such inspections, and the Company will deliver to such Series F Holder, Series E Holder, Series D Holder, Series C Holder, Series B Holder or Series A Holder monthly unaudited financial statements (including balance sheet, income statement, statement of shareholder equity and cash flow statement) within 20 days after the end of such period with comparison to the comparable month in the previous year and comparison to the budget for such period on a trended basis, annual audited financial statements (including balance sheet, income statement, statement of shareholder equity and cash flow statement) within 120 days after the Company's fiscal year end, and monthly and annual management projections and budgets one month prior to the start of the Company's fiscal year. The Company's financial statements shall be prepared in accordance with generally accepted accounting principles subject in the case of the monthly unaudited financial statements to normal year-end audit adjustments and the omission of footnotes.

          3.2  Termination of Financial Information; Confidentiality of
               --------------------------------------------------------
Information.  The covenants of the Company set forth in Section 3.1 (Delivery
-----------
of Financial Information) shall terminate upon the Initial Public Offering; provided, however, that such covenants of Section 3.1 shall terminate and be of
--------  -------
no further effect as to any particular Series A Holder, Series B Holder, Series C Holder, Series D Holder, Series E Holder or Series F Holder (other than Intel Corporation ("Intel")) at such time as such Series A Holder, Series B Holder, Series C Holder, Series D Holder, Series E Holder or Series F Holder is or becomes, or is or becomes controlled by, a competitor of the Company. Each Holder other than Intel agrees that all information obtained by such Holder pursuant to Section 3.1 (Delivery of Financial Information) shall be deemed proprietary and confidential to the Company and will not be disclosed to any person or entity without the prior written consent of the Company; provided,
                                                                   --------
however, that such consent shall not be unreasonably withheld and provided
-------
further that, notwithstanding the foregoing, a Holder may disclose such information without the prior written consent of the Company to its partners, associates or employees in order to evaluate this investment and as may be necessary to continue to evaluate the Company. Exchanges of confidential and proprietary information between the Company and Intel shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 109883, dated March 6, 1998, executed by the Company and Intel, and any Confidential Information Transmittal Records provided in connection therewith. No change shall be made to this Section 3.2 without the written consent of Intel.

          3.3  Assignment of Rights of Information.  The rights granted pursuant
               -----------------------------------
to Section 3.1 (Delivery of Financial Information), may be assigned by each Holder to any transferee who receives registration rights pursuant to Section
1.10 (Transfer of Registration Rights) above; provided, however, that such
                                              --------  -------
rights may not be assigned to a transferee which the Company reasonably believes is a competitor or intends to become a competitor of the Company and that any transferee of the Holder shall agree to become subject to the obligations of the transferring Holder under Section 3.2 (Termination of Financial Information; and Confidentiality of Information) above.

     4.   Voting Matters

          4.1  Agreement of the Founder with Respect to Certain Voting.
               -------------------------------------------------------
Notwithstanding any provision of Section 903(a) of the General Corporation Law of California ("Section 903") to the contrary, so long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall be outstanding, in the event that

               (i) a vote or written consent is taken with respect to the authorization or issuance of any shares of any series of Preferred Stock of the Company ("Preferred Issuance"),

               (ii) Section 903 provides that a majority of the outstanding shares of a class or series of a class of capital stock, voting separately as a class or series, as applicable, must approve such Preferred Issuance, and

               (iii)  the Preferred Issuance shall have received the approval of
(x) the requisite vote of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock specified in the appropriate sections of the Sixth Amended and Restated Articles of Incorporation of the Company filed with the California Secretary of State on June 21, 2000 and (y) a majority of the total number of outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock all voting together as a single class on an as converted basis, then, notwithstanding anything provided under Section 903 to the contrary, with respect to each such Preferred Issuance, Christopher C. Marino (the "Founder")

     (a) agrees to directly vote all capital stock of the Company owned of record or beneficially by him (the "Founder's Stock") in favor of such Preferred Issuance, and

     (b) hereby grants a proxy to one or more of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock that shall have affirmatively voted its approval of such Preferred Issuance as his attorney-in-fact (with full power of substitution), for and in the name of the undersigned, to vote all of the Founder's Stock entitled to vote thereon, and to execute, on behalf of the Founder, any written consent of holders of capital stock, in favor of the approval of such Preferred Issuance.

The proxy described in clause (b) above is coupled with an interest and shall be irrevocable until the termination of this Agreement as provided herein.

          4.2  Series B Directors.  Each Holder agrees that, at any meeting or
               ------------------
by action by written consent pursuant to which directors are to be elected or appointed by the holders of the Series B Shares voting as a class (but not voting together with any other series or class) pursuant to Article III, Section 3(c) of the Company's Sixth Amended and Restated Articles of Incorporation, filed with the California Secretary of State on July __, 2000, such Holder shall vote all of the Series B Shares owned of record or beneficially by such Holder for one nominee proposed by Chase Venture Capital Associates ("CVCA") and one nominee proposed by Kleiner Perkins Caufield & Byers VIII, KPCB Java Fund and KPCB Information Sciences Zaibatsu Fund II (collectively "KPCB").

          4.3  Board Observers.  For so long as the Series B Holders have a
               ---------------
right to elect directors pursuant to the Restated Articles, the Company agrees to permit three board observers selected by the holders of the Series B Shares (the "Series B Observers"), two of whom shall be selected by CVCA and one of whom shall be selected by KPCB, to attend all meetings of the Board of Directors. For so long as Lehman Brothers Venture Capital Partners I, L.P., together with its affiliates (collectively "Lehman Brothers"), holds at least 250,000 shares (as adjusted for stock splits, stock dividends and similar events) of Series C Preferred Stock, Lehman Brothers shall have the right to select one board observer (the "Lehman Observer"). For so long as Intel Corporation, together with its affiliates, holds at least 165,000 shares (as adjusted for stock splits, stock dividends and similar events) of Series C Preferred Stock, Intel Corporation shall have the right to select one board observer (the "Intel Observer"). For so long as Sun Microsystems, together with its affiliates, holds at least 165,000 shares (as adjusted for stock splits, stock dividends and similar events) of Series E Preferred Stock, Sun Microsystems shall have the right to select one board observer (the "Sun Observer"). Each of the Series B Observers, the Lehman Observer, the Intel Observer and the Sun Observer are sometimes referred to as an "Observer" and collectively, as the Observers. The Company will permit the Observers to attend all meetings of the Company's Board of Directors (the "Board") and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to the Observer, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members.

The Company acknowledges that the Intel Observer will likely have, from time to time, information that may be of interest to the Company ("Information")
                                                           -----------
regarding a wide variety of matters including, by way of example only, (a) Intel's technologies, plans and services, and plans and strategies relating thereto, (b) current and future investments Intel has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with the Company's, and (c) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company. The Company recognizes that a portion of such Information may be of interest to the Company. Such Information may or may not be known by the Intel Observer. The Company, as a material part of the consideration for this Agreement, agrees that Intel and the Intel Observer shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit Intel's ability to pursue opportunities based on such Information or that would require Intel or the Intel Observer to disclose any such Information to the Company or offer any opportunity relating thereto to the Company.

     5.   General

          5.1  Regulatory Matters.
               ------------------

                    (a)  Cooperation of Other Shareholders.  Each Holder agrees
                         ---------------------------------
to cooperate with the Company in all reasonable respects in complying with the terms and provisions of the letter agreement between the Company and CVCA dated June 22, 1999, regarding small business matters (the "Small Business Sideletter"), including, without limitation, voting to approve amending the Company's Sixth Amended and Restated Articles of Incorporation, the Company's Bylaws or this Agreement in a manner reasonably requested by CVCA or any Regulated Holder (as defined in the Small Business Sideletter) entitled to make such request pursuant to the Small Business Sideletter.

                    (b)  Covenant Not to Amend.  The Company and each Holder
                         ---------------------
agree not to amend or waive the voting or other provisions of the Company's Sixth Amended and Restated Articles of Incorporation, the Company's Bylaws or this Agreement if such amendment or waiver would cause any Regulated Holder to have a Regulatory Problem (as defined in the Small Business Sideletter), provided that any such Holder notifies the Company that it would have a Regulatory Problem promptly after it has notice of such amendment or waiver. Anything contained in this Section 5.1(a) and (b) to the contrary notwithstanding, neither the Company or any Holder shall be required under this
Section 5.1 to take any action that would adversely affect in any material respect the Holders' rights under this Agreement or as a shareholder of the Company.

          5.2  Confidentiality and Non-disclosure.
               -----------------------------------

                    (a)  Disclosure of Terms.  The terms and conditions of this
                         -------------------
Agreement, the Series F Agreement and the Fourth Amended and Restated Shareholders' Agreement dated the date hereof by and among the Company, the Series A Holders, the Series B Holders, the Series C Holders, the Series D Holders, the Series E Holders and the Purchasers (collectively, the "Financing Terms"), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

                    (b)  Press Releases, Etc. No announcement regarding Intel in
                         -------------------
a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without Intel's prior written consent.

                    (c)  Permitted Disclosures.  Notwithstanding the foregoing,
                         ---------------------
(i) any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations; (ii) any party may disclose (other than in a press release or other public announcement described in subsection (b)) solely the fact that the Investors are investors in the Company to any third parties without the requirement for the consent of any other party or nondisclosure obligations; and (iii) Intel may disclose its investment in the Company and the Financing Terms to third parties or to the public at its sole discretion and, if it does so, the other parties hereto shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by Intel.

                    (d)  Legally Compelled Disclosure.  In the event that any
                         ----------------------------
party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement or any of the terms hereof in contravention of the provisions of this
Section 5.2, such party (the "Disclosing Party") shall provide the other parties (the "Non-Disclosing Parties") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

                    (e)  Other Information.  The provisions of this Section 5.2
                         -----------------
shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby. Additional disclosures and exchange of confidential information between the Company and Intel Corporation (including without limitation, any exchanges of information with any Intel Observer) shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 109883, dated March 6, 1998, executed by the Company and Intel, and any Confidential Information Transmittal Records provided in connection therewith.

                    (f)  Amendment.  No change shall be made to this Section 5.2
                         ---------
without the written consent of Intel.

               5.3  Waivers and Amendments.  With the written consent of the
                    ----------------------
record or beneficial holders of more than 66 2/3% of the Registration Right Securities not sold to the public, the rights and obligations of the Company and the Holders under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any parties or provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver
           --------  -------
shall reduce
the aforesaid percentage of Registration Right Securities required to amend this Agreement without the consent of all of the Holders; and, provided further, that no such modification, amendment or waiver that would have an adverse effect on the rights of any series of preferred stock shall be approved absent the consent of the holders of 66 2/3% of the outstanding shares of such series. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record Holders who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 5.1 (Waivers and Amendments).

          5.4  Governing Law.  This Agreement shall be governed in all respects
               -------------
by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. Any action or proceeding brought by any party against another arising out of or related to this Agreement shall be brought in a state or federal court of competent subject matter jurisdiction located within Santa Clara County, California, and each of the parties to this Agreement consents to the personal jurisdiction of those courts.

          5.5  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          5.6  Entire Agreement.  This Agreement and the other documents
               ----------------
delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

          5.7  Notices, etc.  All notices and other communications required or
               ------------
permitted hereunder shall be in writing and shall be effective upon personal delivery, delivery to a reputable overnight courier, machine confirmed facsimile transmittal or mailing by certified or registered mail, postage prepaid and return receipt requested, addressed (a) if to any Holder at such Holder's address as set forth in the Company's records, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at 385 Moffett Park Drive, Sunnyvale, CA 94089, or at such other address as the Company shall have furnished to the Holder in writing.

          5.8  Severability.  In case any provision of this Agreement shall be
               ------------
invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

          5.9  Titles and Subtitles.  The titles of the sections and Sections of
               --------------------
this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          5.10 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          5.11 Sun Microsystems Press Releases.  No announcement regarding Sun
               -------------------------------
Microsystems, Inc. in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without Sun Microsystems Inc.'s prior written consent.

     IN WITNESS WHEREOF, the parties hereby have executed this Agreement on the date first above written.

THE COMPANY:


By: /s/ Kenneth Schroeder,
   -------------------------------------
     Kenneth Schroeder,
     President

Sun Microsystems, Inc.


By:  /s/ Jonathan Schwartz
   _____________________________________

Its:  V.P. Investments
    ___________________________________



Aurora Technology Fund LLC

By: /s/ Rachel E. Hyman
   -------------------------------------

Its: Manager
    ------------------------------------

TechFund Capital, L.P.

By:/s/ Gordon Campbell
   -------------------------------------
Its: Managing Member of General Partner
    ------------------------------------

TechFund Capital II, LP

By: /s/ Gordon Campbell
   -------------------------------------

Its: Managing Member of General Partner
     -----------------------------------


                      * * SIGNATURE PAGE FOR RESONATE INC.
            FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT **

TechFund Capital Management II, LLC

By: /s/ Gordon Campbell
   -------------------------------------

Its: Managing Member of General Partner
    ------------------------------------

Charter Ventures II, L.P.

By: /s/ A. Barr Dolan
   -------------------------------------

Its: General Partner
    ------------------------------------

Charter Ventures III, LLC

By: /s/ A. Barr Dolan
   -------------------------------------

Its: Managing Director
    ------------------------------------

Chase Venture Capital Associates, LP

By: /s/ David Britts
   -------------------------------------

Its: General Partner
    ------------------------------------

Kleiner Perkins Caufield & Byers VIII, L.P.
By: KPCB VIII Associates, L.P.
     its General Partner

By: /s/ Russell Siegelman
   -------------------------------------

KPCB VIII Founders Fund, L.P.
By: KPCB VIII Associates, L.P.
     its General Partner

By: /s/ Russell Siegelman
   -------------------------------------


                     * * SIGNATURE PAGE FOR RESONATE INC.
           FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT **

KPCB Information Sciences Zaibatsu Fund II, L.P.
By: KPCB VII Associates, L.P.
     its General Partner

By: /s/ Russell Siegelman
   ----------------------------------

KPCB Java Fund, L.P.
By: KPCB Java Associates, L.P.
     its General Partner

By: /s/ Russell Siegelman
   ----------------------------------

LB I Group Inc.

By: /s/ Michael J. Odrich
   ----------------------------------

Its: Vice President
    ---------------------------------

Lehman Brothers VC Partners L.P.

By: /s/ Michael J. Odrich
   ----------------------------------

Its: Vice President
    ---------------------------------

 /s/ Sang Chul Han
-------------------------------------
Sang Chul Han

 /s/ Christopher C. Marino
-------------------------------------
Christopher C. Marino



                      * * SIGNATURE PAGE FOR RESONATE INC.
            FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT **

Lehman Brothers MBG Venture Capital Partners 1998 (A) L.P.

By: /s/ Michael J. Odrich
   ----------------------------
Name: Michael J. Odrich

Title: Vice President, LBI Group, Inc.


Lehman Brothers MBG Venture Capital Partners 1998 (B) L.P.

By: /s/ Michael J. Odrich
   ----------------------------
Name: Michael J. Odrich

Title: Vice President, LBI Group, Inc.

Lehman Brothers MBG Venture Capital Partners 1998 (C) L.P.

By: /s/ Michael J. Odrich
   ----------------------------
Name: Michael J. Odrich

Title: Vice President, LBI Group, Inc.


                     * * SIGNATURE PAGE FOR RESONATE INC.

           FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT * *

                                      -2-